Exhibit 99.1

Paltalk, Inc. Announces Acquisition of Visicom’s ManyCam Assets

Jericho, NY – June 9, 2022 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a leading communications software innovator that powers multimedia social applications, today announced that it has acquired the core assets of ManyCam from Visicom Media Inc. (“Visicom”). ManyCam is a live streaming software and virtual camera that allows users to deliver professional live videos on any streaming platform, video conferencing app or distance learning tool.

Jason Katz, Chairman and CEO of Paltalk, commented, “I have been impressed with the ManyCam software for many years.  We believe that ManyCam is not only a perfect fit for our existing video chat communities, but also a great addition to other videoconferencing applications like Zoom or Google Meet. ManyCam gives users the ability to have multiple camera feeds, backgrounds and effects while also enabling users to share presentations, spreadsheets, documents and much more. We believe the integration of the ManyCam software into our current application offerings has the potential to generate positive cash flow in the near term and contribute to positive EBITDA over the long term. ManyCam is a logical extension for the Paltalk and Camfrog customer base, and we believe it is an application that our existing users will be willing to pay for.”

Transaction Summary

Paltalk acquired certain assets from Visicom related to the ManyCam software, including, among others, all assets related to, or used by Visicom in connection with, the business of developing and distributing virtual webcam driver software, including virtual backgrounds and/or “masks” or other camera effects, whether tangible or intangible, including, but not limited to, Visicom’s ManyCam software and related source code, customer lists, customer relationships and all associated customer information, contracts with contractors and suppliers, brand names, trade secrets, trademarks, trade names, designs, copyrights, websites, all URLs, goodwill and intellectual property associated with each of the foregoing. In addition, Paltalk has entered into transition services agreements with certain employees or affiliates of Visicom to facilitate the transfer of the assets from Visicom to Paltalk.

The purchase price for the ManyCam assets was $2.7 million in cash consideration, plus a potential earn-out payment of up to $600,000 upon the achievement of certain performance thresholds related to gross sales of ManyCam software over the six-month period following the closing of the acquisition.

ABOUT VISICOM MEDIA INC.

Visicom Media Inc. is a developer focused on developing innovative tools, software applications, and solutions that enhance user experience and empower brands while increasing revenue opportunities.

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 14 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the anticipated impact of the acquisition on our business and future financial and operating results; the willingness of new and existing users to pay for the ManyCam software; the amount and timing of stock repurchases, if any, under the Company’s stock repurchase plan and our ability to enhance stockholder value through such plan; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights;  the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

Brian Loper

ClearThink

bloper@clearthink.capital

347-413-4234